UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 10, 2010
Date of Report (Date of earliest event reported)
BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware		27-0801073

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

12 Appleton Circle, Newton, Massachusetts	02459

(Address of principal executive offices)	(Zip Code)
(617) 614-7943
Registrant’s telephone number, including area code
Avanyx Therapeutics, Inc.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01. Entry into a Material Definitive Agreement.

On November 10, 2010, Boston Therapeutics, Inc., formerly Avanyx Therapeutics, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boston Therapeutics, Inc., a New Hampshire corporation (“BTI”) providing for the merger of BTI into the Company with the Company being the surviving entity (the “Merger”),  the issuance by the Company of 4,000,000 shares of common stock to the stockholders of BTI in exchange for 100% of the outstanding common stock of BTI, and the change of the Company’s name to Boston Therapeutics, Inc.  A copy of the Merger Agreement is attached hereto as Exhibit 2.01.

2.01. Completion of Acquisition or Disposition of Assets.

                On November 10, 2010, the Company and BTI consummated the Merger, the Company issued 4,000,000 shares of common stock to the stockholders of BTI in exchange for 100% of the outstanding common stock of BTI, and the Company’s name was changed to Boston Therapeutics, Inc.  The shares of the Company’s common stock issued to BTI amount to approximately 28.5% of the Company’s outstanding shares of common stock immediately following the Merger.

                BTI was incorporated as a New Hampshire corporation on June 15, 2009.  BTI is in the business of developing, manufacturing and selling, among other things, dietary supplements including its initial product, SugarDown™, a complex carbohydrate based dietary supplement based upon BTI’s proprietary processes and technology.  David Platt, the Company’s Chief Executive Officer and Chief Financial Officer, is a founder of BTI and was a director and minority stockholder of BTI at the time of the Merger.

                The Company did not obtain an independent valuation of BTI prior to the Merger.  The Company determined the aggregate consideration for the Merger based on an assessment of the technology owned by BTI, including the rights to SugarDown™, and of the potential revenues that could be derived from such technology.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is included as Exhibit 2.01 to this Current Report on Form 8-K and incorporated herein by reference.

3.02. Unregistered Sales of Equity Securities.

                In connection with the Merger, the Company issued an aggregate of 4,000,000 shares of common stock to the 3 stockholders of BTI in exchange for 100% of the outstanding common stock of BTI.  The shares were sold to the stock holders  in reliance upon the exemption from the registration requirements provided in Section 4(2) of the Securities Act of 1933, as amended.   There was no public advertising in connection with such sale, and no commissions were paid relating to any of the securities issued.

5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                In connection with the Merger, effective November 10, 2010 the Company’s Certificate of Incorporation was amended to change the name of the Company from Avanyx Therapeutics, Inc. to Boston Therapeutics, Inc.  A copy of the Certificate of Merger effecting the amendment is included as Exhibit 3.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements required to be filed by this Item will be filed with the SEC under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required to be filed by this Item will be filed with the SEC under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report on Form 8-K is required to be filed.

(d) Exhibits

2.01 Agreement and Plan of Merger dated November 10, 2010 by and among Avanyx Therapeutics, Inc. and Boston Therapeutics, Inc.

3.01 Certificate of Merger

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.
Date: November 17, 2010	By:	/s/ David Platt
David Platt
Chief Executive Officer